Exhibit 99.2

VONAGE HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated balance sheet gives the effect to the acquisition of Vocalocity, Inc. (“Vocalocity”) by Vonage Holdings Corp. (“Vonage”, “Company”, “we” ,”our”, “us”) effective November 18, 2013.
The unaudited pro forma consolidated financial statements were prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” (“ASC 805”) with the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed financial statements. As of the date of the unaudited pro forma condensed financial statements, the Company had not completed the valuation analysis to arrive at the required estimates of fair market value of Vocalocity assets acquired and the liabilities assumed and the related allocations to such items, including goodwill, of the merger consideration. Accordingly, the preliminary allocation of the purchase price, as described in Note 1, used in the unaudited pro forma condensed financial statements is based on preliminary estimates. These preliminary estimates are subject to change up to one year from the acquisition date (“measurement period”) as the Company receives additional information required to finalize the valuations of the net tangible and intangible assets relating to the acquisition.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 gives effect to the acquisition as if it had occurred on September 30, 2013. The Company’s unaudited condensed consolidated balance sheet information was derived from its Quarterly Report on Form 10-Q for the nine months ended September 30, 2013. Vocalocity’s unaudited condensed consolidated balance sheet was derived from its unaudited balance sheet as of September 30, 2013.
The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 give effect to the acquisition as if it had occurred on January 1, 2012. The Company’s condensed consolidated statement of operations information for the year ended December 31, 2012 was derived from the consolidated statement of operations included in its 2012 Annual Report on Form 10-K. The Company’s condensed consolidated statement of operations information for the nine months ended September 30, 2013 was derived from its Quarterly Report on Form 10-Q for the nine months ended September 30, 2013. Vocalocity’s unaudited condensed consolidated statements of operations were derived from the unaudited statement of operations of Vocalocity for the nine months ended September 30, 2013 and the audited statement of operations for the year ended December 31, 2012 included herein.
The unaudited pro forma condensed consolidated financial information has been prepared by the Company’s management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or the results of operations in future periods or the results that actually would have been realized had the Company and Vocalocity been a combined company during the specified periods. The pro forma adjustments are based upon assumptions that the Company’s management believes are reasonable. The pro forma adjustments are based on the information available at the time of the preparation of the unaudited pro forma condensed combined consolidated financial statements. These statements, including any notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2013 filed with the Securities and Exchange Commission.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	September 30, 2013
(In thousands, except par value)	Historical Vonage	Vocalocity	Pro Forma Adjustments Note 3		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$99,915	$10,157	$(35,214)	(a)	$74,858
Accounts receivable, net of allowance	21,932	261	—		22,193
Inventory, net of allowance	11,492	—	—		11,492
Deferred customer acquisition costs, current	5,977	—	—		5,977
Deferred tax assets, current	15,947	—	—		15,947
Prepaid expenses and other current assets	19,374	996	—		20,370
Total current assets	174,637	11,414	(35,214)		150,837
Property and equipment, net	52,657	1,842	—		54,499
Software, net	20,337	—	—		20,337
Deferred customer acquisition costs, non-current	222	—	—		222
Debt related costs, net	1,638	—	—		1,638
Restricted cash	4,401	—	—		4,401
Goodwill	—	838	82,496	(b)	83,334
Intangible assets, net	4,901	905	74,095	(c)	79,901
Deferred tax assets, non-current	274,223	—	—		274,223
Other assets	1,970	23	—		1,993
Total assets	$534,986	$15,022	$121,377		$671,385
Liabilities
Current liabilities:
Accounts payable	$39,483	$188	$2,088	(d)	$41,759
Accrued expenses	75,669	9,016	211	(e)	84,896
Deferred revenue, current portion	35,051	2,743	(945)	(f)	36,849
Current maturities of capital lease obligations	2,779	—	—		2,779
Current portion of notes payables	23,333	—	—		23,333
Total current liabilities	176,315	11,947	1,354		189,616
Notes payable, net of current portion	29,167		—		29,167
Revolving Line of Credit	—		75,000	(g)	75,000
Deferred revenue, net of current portion	497	—	—		497
Capital lease obligations, net of current maturities	10,972	—	—		10,972
Deferred tax liabilities, non-current	—	—	24,000	(h)	24,000
Other liabilities, net of current portion in accrued expenses	1,612	157	(157)	(i)	1,612
Total liabilities	218,563	12,104	100,197		330,864
Commitments and Contingencies	—	—	—		—
Redeemable noncontrolling interest	233	—	—		233
Series B-5 Convertible Redeemable Preferred Stock	—	11,068	(11,068)	(j)	—
Series B-4 Convertible Redeemable Preferred Stock	—	17,789	(17,789)	(j)	—
Series B-3 Convertible Redeemable Preferred Stock	—	23,414	(23,414)	(j)	—
Series B-2 Convertible Redeemable Preferred Stock	—	18,558	(18,558)	(j)	—
Series B-1 Convertible Redeemable Preferred Stock	—	12,415	(12,415)	(j)	—
Series A Convertible Redeemable Preferred Stock	—	28,096	(28,096)	(j)	—
Non-Voting Junior Preferred Stock	—	1,407	(1,407)	(j)	—
Non-Voting Management Preferred Stock		1,634	(1,634)	(j)	—
Preferred Stock	—	114,381	(114,381)		—
Stockholders’ Equity (Deficit)
Common stock, par value $0.001 per share	238	7	(7)	(k)	238
Additional paid-in capital	1,104,831	—	26,186	(k)	1,131,017
Stock subscription receivable	—	—	—		—
Accumulated deficit	(701,529)	(111,470)	109,382	(d,k)	(703,617)
Treasury stock, at cost	(89,120)	—	—		(89,120)
Accumulated other comprehensive income	1,770	—	—		1,770
Total stockholders' equity (deficit)	316,190	(111,463)	135,561		340,288
Total liabilities, noncontrolling interest, preferred stock, and stockholders' equity (deficit)	$534,986	$15,022	$121,377		$671,385

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2012
(In thousands, except per share amount)	Historical Vonage	Vocalocity Note 2	Pro Forma Adjustments Note 3		Pro Forma

Revenues	$849,114	$44,540	$—		$893,654
Operating Expenses:
Direct cost of telephony services (1)	231,877	11,152	—		243,029
Direct cost of goods sold	39,133	339	—		39,472
Selling, general and administrative	242,368	22,161	—		264,529
Marketing	212,540	9,492	—		222,032
Depreciation and amortization	33,324	1,875	15,664	(l)	50,863
Loss from abandonment of software assets	25,262	—	—		25,262
	784,504	45,019	15,664		845,187
Income from operations	64,610	(479)	(15,664)		48,467
Other Income (Expense):
Interest income	109	—	—		109
Interest expense	(5,986)	(129)	(2,725)	(m)	(8,840)
Other income (expense), net	(11)	—	—		(11)
	(5,888)	(129)	(2,725)		(8,742)
Income before income tax expense	58,722	(608)	(18,389)		39,725
Income tax benefit (expense)	(22,095)	(5)	7,599	(n)	(14,501)
Net income	$36,627	$(613)	$(10,790)		$25,224
Net income per common share calculation:
Net income per common share:
Basic	$0.16	—	—		$0.11
Diluted	$0.16	—	—		$0.10
Weighted-average common shares outstanding:
Basic	224,264	—	7,983	(o)	232,247
Diluted	232,633	—	7,983	(o)	240,616

(1) Excludes depreciation and amortization of $22,103 ($15,115 for Vonage, $656 for Vocalocity, and $6,332 for amortization of developed technology included in pro forma adjustments).

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Nine Months Ended September 30, 2013
(In thousands, except per share amount)	Historical Vonage	Vocalocity Note 2	Pro Forma Adjustments Note 3		Pro Forma

Revenues	$617,847	$44,598	$—		$662,445
Operating Expenses:
Direct cost of telephony services (1)	161,590	9,434	—		171,024
Direct cost of goods sold	27,630	405	—		28,035
Selling, general and administrative	189,143	21,348	(1,379)	(p)	209,112
Marketing	169,132	9,934	—		179,066
Depreciation and amortization	24,639	1,246	9,973	(q)	35,858
	572,134	42,367	8,594		623,095
Income from operations	45,713	2,231	(8,594)		39,350
Other Income (Expense):					$—
Interest income	208	—	—		208
Interest expense	(4,698)	—	(1,935)	(r)	(6,633)
Other income (expense), net	(71)	(289)	—		(360)
	(4,561)	(289)	(1,935)		(6,785)
Income before income tax expense	41,152	1,942	(10,529)		32,565
Income tax (expense) benefit	(16,673)	(2)	3,435	(n)	(13,240)
Net income	24,479	1,940	(7,094)		19,325
Plus: Net loss attributable to noncontrolling interest	222	—	—		222
Net income attributable to Vonage	$24,701	$1,940	$(7,094)		$19,547

Net income attributable to Vonage per common share calculation:
Net income attributable to Vonage per common share:
Basic	$0.12	—	—		$0.09
Diluted	$0.11	—	—		$0.08
Weighted-average common shares outstanding:
Basic	212,124	—	7,983	(o)	220,107
Diluted	222,321	—	7,983	(o)	230,304

(1) Excludes depreciation and amortization of $15,332 ($10,484 for Vonage, $436 for Vocalocity, and $4,412 for amortization of developed technology included in pro forma adjustments).

Note 1. Description of Acquisition

Merger Agreement
On November 15, 2013, Vonage Holdings Corp. (“Vonage”) completed its acquisition of Vocalocity, Inc. (“Vocalocity”), a SaaS-based communications provider to small and medium businesses, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated October 9, 2013, by and among Vocalocity, Vista Merger Corp., a Delaware corporation and newly formed wholly-owned subsidiary of Vonage (“Merger Sub”), Vonage and Shareholder Representative Services, LLC (acting solely in its capacity as the Representative, the “Representative”). Pursuant to the Merger Agreement, on November 15, 2013, Merger Sub merged with and into Vocalocity, and Vocalocity became a wholly-owned subsidiary of Vonage (the “Merger”). A copy of the Merger Agreement was attached to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2013 as Exhibit 2.1 and is incorporated herein by reference.
Consideration
Vonage acquired Vocalocity for $134.2 million, including 7,983,395 shares of Vonage common stock (which shares had an aggregate value of $26.2 million based upon the closing stock price on November 15, 2013) and cash consideration of $108 million including payment of $2.9 million for excess cash as of closing date, subject to adjustments for closing cash and working capital of Vocalocity, reductions for indebtedness and transaction expenses of Vocalocity that remained unpaid as of closing, and deposits into the escrow funds, pursuant to the Merger Agreement. The aggregate consideration will be allocated among holders of: (i) Vocalocity preferred stock, (ii) Vocalocity common stock, (iii) vested options to purchase Vocalocity common stock, and (iv) warrants to purchase Vocalocity preferred stock. The shares of Vonage common stock issued pursuant to the Merger are being issued only to “accredited investors” within the meaning of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). No public offering of securities is contemplated.
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”) all previously unexercised vested Vocalocity stock options that were not out-of-the-money were cashed out at the spread between the applicable exercise price and the applicable merger consideration, subject to reductions for escrow deposits. Unvested and/or out-of the-money Vocalocity stock options were cancelled and terminated with no right to receive payment. Immediately prior to the consummation of the Merger, options to purchase common stock held by certain persons will be accelerated, such that they are fully vested and exercisable as of the Effective Time.
The number of shares of Vonage common stock comprising the stock consideration has been calculated using the average of the closing price of Vonage common stock on the New York Stock Exchange, as reported by the New York Stock Exchange, on each of the 20 business days immediately preceding the Signing Date.
The Merger Agreement contains customary representations, warranties and covenants by the parties, as well as indemnification rights of both parties. A portion of the purchase price will be deposited into escrow to secure the indemnification obligations under the Merger Agreement of Vocalocity’s preferred stockholders, common stockholders, option holders and warrant holders in respect of any breach of Vocalocity’s representations, warranties or covenants set forth in the Merger Agreement and in respect of certain other matters.
Preliminary Estimated Purchase Price Allocation
The preliminary estimated fair value of the consideration transferred on November 15, 2013 consisted of the following (in thousands):

Cash	$107,981
Fair value of shares of stock issued	26,186
Total purchase price	$134,167

The preliminary estimated fair values of the assets acquired and liabilities assumed as of September 30, 2013 are as follows (in thousands):

Estimated Fair Value
Assets
Current assets:
Cash and cash equivalents	$7,924
Accounts receivable, net of allowance	261
Prepaid expenses and other current assets	996
Total current assets	9,181
Property and equipment, net	1,842
Intangible assets, net	75,000
Other assets	23
Total assets acquired	86,046

Liabilities
Current liabilities:
Accounts payable	188
Accrued expenses	9,227
Deferred revenue, current portion	1,798
Total current liabilities	11,213
Deferred tax liabilities, non-current	24,000
Total liabilities assumed	35,213
Net identifiable assets acquired	50,833
Goodwill	83,334
Total purchase price	$134,167

The above estimated fair values of consideration transferred and assets acquired and liabilities assumed are provisional and are based on the information that was available as of the acquisition date. Measurement period adjustments reflect new information obtained about facts and circumstances that existed as of the acquisition date. The Company believes that information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed but the Company is waiting for additional information necessary to finalize those fair values. Thus, the preliminary measurements of fair value set forth above are subject to change. Such changes could be significant. The Company expects to finalize the valuation as soon as practicable but no later than one-year from the acquisition date.
The fair value assigned to identifiable intangible assets acquired was based on estimates and assumptions made by management.
Identified intangible assets included:
•Developed technology;
•Customer relationships;
•Non-competition agreements; and
•Tradenames.
The intangible assets are being amortized over periods which reflect the pattern in which economic benefits of the assets are expected to be realized. The developed technology and customer relationships assets are being amortized on an accelerated basis over their estimated lives of ten years, the non-competition agreements are being amortized on a straight-line basis over their estimated lives of 2 years, and the tradenames are being amortized on a straight-line basis over their estimated lives of 5 years.
Goodwill represents the excess of the consideration transferred over the aggregate fair values of assets acquired and liabilities assumed. In addition, included in the goodwill amount, is the fair value of acquired workforce.

Note 2. Reclassifications and adjustments (in thousands)
Certain reclassifications have been made to conform Vocalocity's historical financial statements to Vonage's presentation. These reclassifications consisted of the following:
Compensation and benefit expense for the year ended December 31, 2012 of $7,132 was reclassified from direct cost of telephony services to selling, general and administrative expense.
Compensation and benefit expense for the nine months ended September 30, 2013 of $6,183 was reclassified from direct cost of telephony services to selling, general and administrative expense.
Compensation and benefit expense for the year ended December 31, 2012 of $2,693 was reclassified from selling, general and administrative expense to marketing expense.
Compensation and benefit expense for the nine months ended September 30, 2013 of $2,582 was reclassified from selling, general and administrative expense to marketing expense.
Note 3. Pro forma adjustments (in thousands)
The following pro forma adjustments are included in the unaudited pro forma condensed consolidated financial statements:
(a) To record the following adjustments to cash and cash equivalents:

Cash portion of acquisition purchase price	$32,981
Cash withdrawn by Vocalocity at closing	2,233
$35,214
(b) To record the following adjustment to goodwill:

Estimated value of goodwill acquired from acquisition	$83,334
Less: Vocalocity’s historical goodwill	(838)
$82,496
(c) To record the following adjustment to intangible assets:

Estimated value of intangible assets acquired from acquisition	$75,000
Less: Vocalocity’s historical intangible assets, net	(905)
$74,095
(d) To record $2,088 of acquisition related costs. While presented in the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the expected future costs have been excluded from the Unaudited Pro Forma Condensed Consolidated Statements of Operations.
(e) To record vacation accrual of $368 partially offset by deferred rent of $157.
(f) To reduce deferred revenue to its estimated fair value in accordance with ASC 805. The estimated fair value is based on the cost to complete the outstanding obligations required to earn the deferred revenue plus a reasonable margin.
(g) To record $75,000 of revolving credit facility used to fund acquisition.
(h) To record the $24,000 long-term deferred tax liability, net, resulting from the preliminary estimated fair value of the consideration transferred representing the identified intangibles of $75,000 at an effective rate of 40% partially offset by Vocalocity’s net deferred tax asset of $6,000 (primarily relating to NOLs whose usage is still being evaluated).
(i) To record elimination of $157 of warrant liability paid off at closing out of Vocalocity proceeds.

(j) To record elimination of Vocalocity historical preferred stock:

Series B-5 Convertible Redeemable Preferred Stock	$(11,068)
Series B-4 Convertible Redeemable Preferred Stock	(17,789)
Series B-3 Convertible Redeemable Preferred Stock	(23,414)
Series B-2 Convertible Redeemable Preferred Stock	(18,558)
Series B-1 Convertible Redeemable Preferred Stock	(12,415)
Series A Convertible Redeemable Preferred Stock	(28,096)
Non-Voting Junior Preferred Stock	(1,407)
Non-Voting Management Preferred Stock	(1,634)
$(114,381)

(k) To record the following adjustments to stockholder’s equity:

Fair value of Vonage common stock issued in connection with the acquisition	$26,186
Acquisition related costs	(2,088)
Elimination of Vocalocity historical shareholders' equity:
Common stock	(7)
Accumulated deficit	111,470
$135,561

(l) To record the amortization expense of $15,664 related to identifiable intangible assets assets (customer relationships, developed technology, tradename and non-competition agreements) acquired.
(m) To record interest expense of $2,725 associated with revolving line of credit and adjustment to interest rate on existing loans as a result of increase in Vonage leverage ratio which changes interest rate tier.
(n) To record tax impact on Vocalocity's historical results and pro forma adjustments at an effective rate of 40%.
(o) To record the issuance of shares of the Company’s common stock in connection with the acquisition.
(p) To eliminate Vonage’s and Vocalocity’s acquisition-related costs included in their respective historical financials that are non-recurring in nature.
(q) ) To record the amortization expense of $9,973 related to identifiable intangible assets (customer relationships, developed technology, tradename and non-competition agreements) acquired.
(r) To record interest expense of $1,935 associated with revolving line of credit and adjustment to interest rate on existing loans as a result of increase in Vonage leverage ratio which changes interest rate tier.